UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2004

TRANSMONTAIGNE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11763	06-1052062
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On November 4, 2004, a wholly-owned subsidiary of TransMontaigne Inc. (“TransMontaigne”), TransMontaigne Product Services Inc. (“TPSI”), entered into a Product Supply Agreement with Morgan Stanley Capital Group Inc. (“MSCG”), in which TPSI will purchase and receive certain refined petroleum products from MSCG.  Under the terms of the Product Supply Agreement, MSCG will be the exclusive supplier of gasoline and distillate to TransMontaigne’s existing marketing and distribution business at terminals connected to the Colonial and Plantation Pipelines and its Florida waterborne terminals at market-based rates.

MSCG will begin supplying certain TransMontaigne terminals during January 2005 with complete implementation expected during February 2005.  The Product Supply Agreement expires on December 31, 2011, subject to provisions for early termination or extensions as provided in the Product Supply Agreement.  As conditions to closing the transactions contemplated by the Product Supply Agreement,  TPSI is required to execute and deliver certain terminal servicing agreements, certain agency and assignment agreements and a letter of credit in favor of MSCG.  TPSI is also required to cause TransMontaigne to execute a guaranty, warrant and registration rights agreement in favor of MSCG in connection with, and as partial consideration for entering into, the Product Supply Agreement.  The closing is scheduled to take place on or about November 22, 2004.

On November 8, 2004, TransMontaigne issued a press release announcing the execution of the Product Supply Agreement that is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(c)                                                                                  Exhibits.

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Inc. Press Release dated November 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE INC.
(Registrant)

Date: November 8, 2004	By:	/s/ RANDALL J. LARSON
Randall J. Larson Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	TransMontaigne Inc. Press Release dated November 8, 2004.